Exhibit 99.1

Everspin Reports Unaudited Fourth Quarter and Full Year 2023 Financial Results

Q4’23 revenue of $16.7 million and EPS of $0.09 exceeded guidance

Achieved record annual revenue and profitability in 2023

Chandler, AZ, February 28, 2024 — Everspin Technologies, Inc. (NASDAQ: MRAM), the market leader in MRAM, today announced preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2023.

“We are pleased that our fourth quarter results exceeded our expectations across the board, led by strong product and RAD Hard revenue,” said Sanjeev Aggarwal, President and Chief Executive Officer. “For the full year, our team delivered record revenue and profitability, while driving improved gross margins through operational excellence, and we closed the year with 217 design wins.”

Fourth Quarter 2023 Results

•	Total revenue of $16.7 million, an increase of 6% from $15.7 million in the fourth quarter of 2022.
•	MRAM product sales, which includes both Toggle and STT-MRAM revenue, of $12.4 million, compared to $14.6 million in the fourth quarter of 2022.
•	Licensing, royalties, patents, and other revenue of $4.3 million, compared to $1.1 million in the fourth quarter of 2022.
•	Gross margin of 58.1%, compared to 51.4% in the fourth quarter of 2022.
•	GAAP operating expenses of $8.1 million, compared to $7.5 million in the fourth quarter of 2022.
•	GAAP net income of $2.0 million, or $0.09 per diluted share, compared to net income of $0.6 million, or $0.03 per diluted share, in the fourth quarter of 2022.
•	Adjusted EBITDA of $3.6 million, compared to $2.1 million in the fourth quarter of 2022.
•	Record high cash and cash equivalents balance of $36.9 million.

Full Year 2023 Results

•	Total revenue of $63.8 million, an increase of 6% from $60.0 million in 2022.
•	MRAM product sales, which includes both Toggle and STT-MRAM revenue, of $53.1 million, compared to $55.0 million in 2022.
•	Licensing, royalties, patents, and other revenue of $10.6 million, compared to $5.0 million in 2022.
•	Gross margin of 58.4%, compared to 56.6% in 2022.
•	GAAP operating expenses of $31.4 million, compared to $27.7 million in 2022.

•	GAAP net income of $9.1 million, or $0.42 per diluted share, compared to net income of $6.1 million, or $0.29 per diluted share, in 2022.
•	Adjusted EBITDA of $15.3 million, compared to $11.8 million in 2022.

“We reported another profitable quarter, marking our 11th consecutive quarter of profitability, a key focus for the company,” said Anuj Aggarwal, Everspin’s Chief Financial Officer. “Our financial position remains strong, with no debt and the highest cash balance in the company’s history.”

Business Outlook

For the first quarter 2024, Everspin expects total revenue in a range of $13.5 million to $14.5 million and GAAP net income per diluted share to be between breakeven and $0.05.

This outlook is dependent on Everspin’s current expectations, which may be impacted by, among other things, evolving external conditions, such as COVID-19 and its variants, local safety guidelines, worsening impacts due to supply chain constraints or interruptions, including due to the military conflict in Ukraine, instability in the Middle East, recent market volatility, semiconductor downturn and the other risk factors described in Everspin’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, its Quarterly Reports on Form 10-Q filed with the SEC during 2023, as well as in its subsequent filings with the SEC.

Use of Non-GAAP Financial Measures

Everspin supplements the reporting of its financial information determined under generally accepted accounting principles in the United States of America (GAAP) with Adjusted EBITDA, which is a non-GAAP financial measure. Everspin defines Adjusted EBITDA as net income adjusted for interest expense, taxes, depreciation and amortization, stock-based compensation expense, and restructuring costs (if any).

Everspin’s management and board of directors use Adjusted EBITDA to understand and evaluate its operating performance and trends, to prepare and approve its annual budget and to develop short-term and long-term operating and financing plans. Accordingly, Everspin believes that Adjusted EBITDA provides useful information for investors in understanding and evaluating its operating results in the same manner as its management and board of directors. Adjusted EBITDA is a non-GAAP financial measure and should be considered in addition to, not as superior to, or as a substitute for, net income reported in accordance with GAAP. Moreover, other companies may define Adjusted EBITDA differently, which limits the usefulness of this measure for comparisons with such other companies. Everspin encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Conference Call

Everspin will host a conference call for analysts and investors on Wednesday, February 28, 2024, at 5:00 p.m. Eastern Time.

Dial-in details: To access the call by phone, please go to this link and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

The live webcast of the call will be accessible on the Company’s website at investor.everspin.com. Approximately two hours after conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of the Company’s website for twelve months.

About Everspin Technologies

Everspin Technologies, Inc. is the world’s leading provider of Magnetoresistive RAM (MRAM). Everspin MRAM delivers the industry’s most robust, highest performance non-volatile memory for Industrial IoT,

Data Center, and other mission-critical applications where data persistence is paramount. Headquartered in Chandler, Arizona, Everspin provides commercially available MRAM solutions to a large and diverse customer base. For more information, visit www.everspin.com. NASDAQ: MRAM.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future results that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the statements made under the caption “Business Outlook.” Forward-looking statements are identified by words such as “expects” or similar expressions. These include, but are not limited to, Everspin’s future financial performance, including the outlook for first quarter 2024 results. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the risks set forth under the caption “Risk Factors” in Everspin’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 2, 2023, and its Quarterly Reports on Form 10-Q filed with the SEC during 2023, as well as in its subsequent filings with the SEC. Any forward-looking statements made by Everspin in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

Monica Gould

The Blueshirt Group

T: 212-871-3927

ir@everspin.com

EVERSPIN TECHNOLOGIES, INC.

Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$36,946	$26,795
Accounts receivable, net	11,554	10,665
Inventory	8,391	6,683
Prepaid expenses and other current assets	988	604
Total current assets	57,879	44,747
Property and equipment, net	3,717	3,883
Right-of-use assets	5,495	6,641
Other assets	212	62
Total assets	$67,303	$55,333

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,916	$2,778
Accrued liabilities	4,336	3,533
Deferred revenue	336	821
Current portion of long-term debt	—	2,594
Lease liabilities, current portion	1,190	1,122
Other liabilities	—	27
Total current liabilities	8,778	10,875
Long-term debt, net of current portion	—	—
Lease liabilities, net of current portion	4,390	5,580
Long-term income tax liability	214	214
Total liabilities	$13,382	$16,669
Commitments and contingencies (Note 5)
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized; 21,080,472 and 20,374,288 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	191,569	185,364
Accumulated deficit	(137,650)	(146,702)
Total stockholders’ equity	53,921	38,664
Total liabilities and stockholders’ equity	$67,303	$55,333

EVERSPIN TECHNOLOGIES, INC.

Statements of Income and Comprehensive Income

(In thousands, except share and per share amounts)

(Unaudited)

	Year Ended December 31,
	2023	2022
Product sales	$53,123	$55,032
Licensing, royalty, patent, and other revenue	10,642	4,953
Total revenue	63,765	59,985
Cost of product sales	24,693	25,112
Cost of licensing, royalty, patent, and other revenue	1,827	928
Total cost of sales	26,520	26,040
Gross profit	37,245	33,945
Operating expenses:[1]
Research and development	11,776	11,108
General and administrative	14,296	11,741
Sales and marketing	5,288	4,869
Total operating expenses	31,360	27,718
Income from operations	5,885	6,227
Interest expense	(63)	(274)
Other income, net	3,214	190
Net income before income taxes	9,036	6,143
Income tax benefit (expense)	16	(14)
Net income and comprehensive income	$9,052	$6,129
Net income per common share:
Basic	$0.44	$0.30
Diluted	$0.42	$0.29
Weighted average shares of common stock outstanding:
Basic	20,748,302	20,130,336
Diluted	21,367,304	20,775,925

[1]Operating expenses include stock-based compensation as follows:
Research and development	$1,981	$1,704
General and administrative	2,519	2,190
Sales and marketing	505	514
Total stock-based compensation	$5,005	$4,408

EVERSPIN TECHNOLOGIES, INC.

Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net income	$9,052	$6,129
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,205	982
Gain on sale of property and equipment	(15)	(167)
Stock-based compensation	5,005	4,408
Loss on prepayment and termination of credit facility	170	—
Non-cash warrant revaluation	(25)	(23)
Non-cash interest expense	26	105
Changes in operating assets and liabilities:
Accounts receivable	(889)	(2,472)
Inventory	(1,708)	(287)
Prepaid expenses and other current assets	(384)	158
Other assets	(150)	(28)
Accounts payable	499	563
Accrued liabilities	803	(46)
Deferred revenue	(485)	(11)
Lease liabilities, net	24	182
Net cash provided by operating activities	13,128	9,493
Cash flows from investing activities
Purchases of property and equipment	(1,404)	(2,788)
Proceeds received from sale of property and equipment	19	202
Net cash used in investing activities	(1,385)	(2,586)
Cash flows from financing activities
Payments on long-term debt	(2,790)	(2,400)
Payments of debt issuance costs	—	(10)
Proceeds from exercise of stock options and purchase of shares in employee stock purchase plan	1,198	889
Net cash used in financing activities	(1,592)	(1,521)
Net increase in cash and cash equivalents	10,151	5,386
Cash and cash equivalents at beginning of period	26,795	21,409
Cash and cash equivalents at end of period	$36,946	$26,795
Supplementary cash flow information:
Interest paid	$37	$169
Operating cash flows paid for operating leases	$1,384	$1,320
Financing cash flows paid for finance leases	$12	$11
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$6,837
Right-of-use assets obtained in exchange for finance lease liabilities	$—	$36
Purchases of property and equipment in accounts payable and accrued liabilities	$446	$807
Cashless exercise of warrants	$2	$—

EVERSPIN TECHNOLOGIES, INC.

Reconciliation of Adjusted EBITDA

(In thousands)

(Unaudited)

	Year Ended December 31,
	2023	2022
Adjusted EBITDA reconciliation:
Net income	$9,052	$6,129
Depreciation and amortization	1,205	982
Stock-based compensation expense	5,005	4,408
Interest expense	63	274
Income tax (benefit) expense	(16)	14
Adjusted EBITDA	$15,309	$11,807